SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Technologies Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ClearSign Technologies Corporation

8023 East 63rd Place, Suite 101

Tulsa, Oklahoma 74133

Dear Stockholder:

You are invited to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of ClearSign Technologies Corporation (the “Company,” “we,” “us” or “our”) on June 8, 2026 at 1:00 p.m. Central Time. The Annual Meeting will be a completely virtual meeting conducted live via the Internet. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLIR2026.

At this year’s meeting, you will be asked to vote on: (1) the election of four members of our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (3) the approval of the amended and restated ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “A&R 2021 Plan”), as more fully described in the accompanying proxy statement; (4) the approval, on an advisory basis, of the compensation paid to our named executive officers; and (5) the approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the A&R 2021 Plan or in the absence of a quorum.

Our board of directors (the “Board”) has fixed the close of business on April 13, 2026 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. If you are a record holder of the Company’s common stock on the Record Date, you are eligible to vote with respect to these matters either electronically, at the meeting, or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. We urge you to authorize your proxy in advance by following the instructions printed on your proxy card. Returning the proxy card does not deprive you of your right to attend the virtual meeting and vote your shares.

Sincerely,

/s/ Colin James Deller
Colin James Deller, Chief Executive Officer

Tulsa, Oklahoma
April 28, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2026; THIS PROXY STATEMENT AND THE 2025 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM

ClearSign Technologies Corporation

8023 East 63rd Place Suite 101

Tulsa, Oklahoma 74133

Notice of 2026 Annual Meeting of Stockholders

to be held June 8, 2026

To the Stockholders of ClearSign Technologies Corporation:

The 2026 annual meeting of stockholders (the “Annual Meeting”) will be held at 1:00 p.m. Central Time on June 8, 2026. The Annual Meeting will be a virtual meeting of stockholders conducted live via the Internet. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CLIR2026. During the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

(1)	the election of four members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2026;

(3) the approval of the amended and restated ClearSign Technologies Corporation 2021 Equity Incentive Plan, as more fully described in the accompanying proxy statement (the “A&R 2021 Plan”);

(4)	the approval, on an advisory basis, of the compensation paid to our named executive officers; and

(5) the approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the A&R 2021 Plan or in the absence of a quorum.

If you are a stockholder of record as of April 13, 2026, you may vote at the Annual Meeting as further described in the accompanying proxy statement. The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), proxy statement and form of proxy are being distributed and made available on the Internet on or about April 28, 2026.

Dated: April 28, 2026

By Order of the Board of Directors

/s/ Brent Hinds
Brent Hinds
Chief Financial Officer and Secretary

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability or the proxy card you received in the mail.

ClearSign Technologies Corporation

8023 East 63rd Place, Suite 101

Tulsa, Oklahoma 74133

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2026

The proxy statement and annual report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials in connection with the solicitation of proxies by our board of directors (“Board”) for our virtual 2026 annual meeting of stockholders (the “Annual Meeting”) to be held on June 8, 2026, at 1:00 p.m. Central Time over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of the Annual Meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about April 28, 2026. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other nominee will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

The Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. You will be able to attend the Annual Meeting online. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/CLIR2026 and enter the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. You may begin to log into the meeting platform beginning at 12:45 p.m. Central Time on June 8, 2026.

Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CLIR2026. A technical support telephone number will be posted on the login page of www.virtualshareholdermeeting.com/CLIR2026 you can call if you encounter any difficulties accessing the virtual meeting during the meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU VOTE BY TELEPHONE, OVER THE INTERNET OR BY MARKING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

EXPLANATORY NOTE

We effected a reverse stock split of our outstanding common stock at a ratio of 1-for-10, effective as of 12:01 a.m., Eastern Time, on March 16, 2026. We have reflected the reverse stock split herein, unless otherwise indicated.

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to vote on:

(1)	the election of four directors to serve until the election and qualification of their successors (“Proposal 1”);
(2)	the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2026 (“Proposal 2”);
(3)	the approval of the amended and restated ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “A&R 2021 Plan”), as more fully described in this proxy statement (“Proposal 3” or the “A&R 2021 Plan Proposal”);
(4)	the approval, on an advisory basis, of the compensation paid to our named executive officers (“Proposal 4”); and
(5)	the approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the A&R 2021 Plan Proposal or in the absence of a quorum (“Proposal 5” or the “Adjournment Proposal”).

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on April 13, 2026 (the “Record Date”) may vote at the Annual Meeting. Each share of our common stock has one vote. There were 5,409,133 shares of common stock outstanding on April 13, 2026.

How do I vote?

You may vote over the Internet, by telephone, by mail, or at the Annual Meeting.

Vote by Internet. You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Sunday, June 7, 2026. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Sunday, June 7, 2026. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to ClearSign Technologies Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote at the Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/CLIR2026. You will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. If you previously voted via the Internet or by telephone or mail, you will not limit your right to vote online at the Annual Meeting.

If you vote by Internet, telephone or mail, you will be designating Colin James Deller, our Chief Executive Officer, and/or Brent Hinds, our Chief Financial Officer and Secretary, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote electronically.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the Internet?

If you vote by Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Colin James Deller, our Chief Executive Officer, and/or Brent Hinds, our Chief Financial Officer and Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be counted.

How will my proxy vote my shares?

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares are registered in your own name, please vote today by marking, dating and signing the enclosed proxy card and returning it as promptly as possible in the enclosed envelope.  A completed proxy card returned by mail must be received at the address stated on the proxy card before June 8, 2026.

Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise. All properly executed proxy cards received pursuant to this solicitation will be voted in accordance with the directions indicated thereon. If you sign the  proxy card, but no direction is given thereon, then your shares will be voted: “FOR” the election of the director nominees (see Proposal 1); “FOR” the approval, on an advisory basis, of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2026 (see Proposal 2); “FOR” the approval of the A&R 2021 Plan (see Proposal 3); “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 4); and “FOR” the approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the A&R 2021 Plan or in the absence of a quorum (see Proposal 5).

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so, however, we will transact any such other business as may properly come before the Annual Meeting or any adjournments thereof. Your proxies are authorized to vote on your behalf, using their best judgment, to the extent permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on any other business that properly comes before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Bank, Broker or Other Nominee

If, on the Record Date, your shares were held in the name of a bank, broker or other nominee (each, a “Nominee”), then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote on your behalf “FOR” the election of the director nominees (see Proposal 1); “FOR” the approval, on an advisory basis, of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2026 (see Proposal 2); “FOR” the approval of the A&R 2021 Plan (see Proposal 3); “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 4); and “FOR” the approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the A&R 2021 Plan or in the absence of a quorum (see Proposal 5).

If you hold your shares in “street name,” please instruct your Nominee how to vote your shares using the voting instruction form provided by your Nominee so that your vote can be counted. Please do this for each account you maintain to ensure that all of your shares are voted. The voting instruction form provided by your Nominee may also include information about how to submit your voting instructions over the Internet.

How are broker non-votes and abstentions counted?

A “broker non-vote” results when a broker who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules (the “Broker Rules”), does not have discretionary authority to vote on a matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Applicable regional and national exchange rules determine whether proposals are “routine” or “non-routine.” If a proposal is “routine,” a broker holding shares for an owner in “street name” may vote on the proposal without voting instructions.

Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of any of the proposals.

As a result, you should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under the Broker Rules, Proposals 1, 3, 4 and 5 are not considered to be a “routine” matter. Therefore, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to Proposals 1, 3, 4 and 5, votes may not be cast on your behalf. If you do not provide voting instructions to the Nominee, your Nominee may only vote in any other routine matters properly presented for a vote at the Annual Meeting, such as Proposal 2. If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	notifying our Chief Financial Officer and Secretary, Brent Hinds, by e-mail to controller@clearsign.com that you are revoking your proxy;
●	submitting a proxy at a later date via the Internet or telephone or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; or

●	attending (virtually) and voting at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions provided by your Nominee.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

What constitutes a quorum?

The holders representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting, either present or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date, or the Annual Meeting’s chairman may also adjourn the meeting in accordance with Article II, Subsection 2.6 of our bylaws (as amended and restated, the “Bylaws”). If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote “FOR,” “AGAINST” or “ABSTAIN” separately for each nominee. A properly executed proxy with voting instructions marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Approval, on an Advisory Basis, of the Appointment of BPM CPA LLP as the Company’s Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of Proposal 2. Although approval of the Board’s Audit and Risk Committee (the “Audit Committee”) appointment of BPM CPA LLP is not required, the Audit Committee will consider the outcome of this vote when making future decisions regarding the appointment of an independent registered public accounting firm.

Approval of the A&R 2021 Plan Proposal. The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of Proposal 3.

Approval, on an Advisory Basis, of the Compensation Paid to our Named Executive Officers. The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of the non-binding, advisory Proposal 4. Although these votes will not be binding, our Board and the Board’s Human Capital and Compensation Committee (the “Compensation Committee”) will consider the outcome of each of these votes when making future compensation decisions for our executive officers or decisions regarding the frequency of the advisory vote on the compensation of our executive officers.

Approval of the Adjournment Proposal. The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of Proposal 5. If a quorum is not present at the Annual Meeting, Article II, Subsection 2.6 of our Bylaws states that a majority of the votes represented may adjourn the Annual Meeting.

Other Proposals. So long as a quorum is present, in order to approve any other proposal that might properly come before the Annual Meeting, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, except when a different vote is required by law or by our articles of incorporation.

What percentage of the Company’s common stock do our directors and officers own?

As of April 13, 2026, our current directors and executive officers beneficially owned approximately 5.22% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 34 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

We do not plan to employ a professional solicitation firm with respect to proposals to be presented at the Annual Meeting. However if, for example, we do not believe we will meet the quorum requirements set forth in our Bylaws, we may retain a proxy solicitation firm to solicit proxies. If we do so, we will pay a fee for those services and will reimburse the proxy solicitation firm for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We may also agree that the proxy solicitation firm’s fees may increase if certain changes in the scope of its services occur.

Who is the independent registered public accounting firm, and will they be represented at the Annual Meeting?

BPM CPA LLP served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the fiscal year ended December 31, 2025 and has been appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We expect that representatives of BPM CPA LLP will not be present at the Annual Meeting.

What are the recommendations of the Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

(1)“FOR” the election of the director nominees (see Proposal 1);
(2)“FOR” the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2026 (see Proposal 2);
(3)“FOR” the approval of the A&R 2021 Plan Proposal (see Proposal 3);
(4)“FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 4); and
(5)“FOR” the approval of the Adjournment Proposal (see Proposal 5).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

The following table sets forth the names and ages of the directors and executive officers as of April 28, 2026. Our executive officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Colin James Deller, Ph.D	58	Chief Executive Officer and Director
Brent Hinds	47	Chief Financial Officer
Louis J. Basenese	48	Director
Anthony DiGiandomenico	59	Director
G. Todd Silva	61	Director

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer, Chief Financial Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees.

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors, individually or as a group, by writing to the Board at 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133. These communications will be reviewed by our Secretary who, depending on the subject matter, will (i) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (ii) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock-related matter that does not require the attention of a director), or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”), our Secretary presents a summary of communications received, if any, and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s background, employment and affiliations with the Company and members of management, as well as significant holdings of our securities. This review considers all known relevant facts and circumstances in making an independence determination. The Board concluded its annual review of director independence in April 2026. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors serving on the Board, including those nominated for election at the Annual Meeting, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b) promulgated under the Exchange Act, with the exception of Colin James Deller.

Board of Directors Structure and Committees

We currently have four directors serving on the Board, with one vacant directorship as of April 28, 2026. This directorship will remain vacant while the Board continues to consider candidates to fill the vacancy. The Board retains the authority to change the current Board structure, including size of the Board, if it deems such a change to be appropriate.

The Board has three standing committees: the Audit Committee, Compensation Committee and Governance Committee (collectively, the “Board Committees”). All members of the Board Committees are non-employee directors who are deemed independent. During the fiscal year ended December 31, 2025, the Board held thirteen meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Governance Committee held five meetings. Each of our directors attended at least 75% of the meetings held by the Board and the Board Committees of which he is a member. We do not have a policy with regard to Board attendance at our annual meeting of stockholders.

None of our directors or executive officers have been involved in a legal proceeding that requires disclosure pursuant to Item 401(f) of Regulation S-K promulgated under the Exchange Act. None of our directors or executive officers were selected as a result of an arrangement or understanding between such person and any other person, except for (i) G. Todd Silva, who was initially appointed as a director to the Board in connection with that certain Voting Agreement, dated July 12, 2018, between us and clirSPV LLC, which terminated in accordance with its terms as of February 19, 2025; and (ii) Anthony DiGiandomenico and Louis J. Basenese, who were initially appointed as directors on the Board in connection with those certain Cooperation Agreements, dated May 22, 2025, between us and Anthony DiGiandomenico, and us and Richard Clarkson, respectively. The nominations of Messrs. Silva, DiGiandomenico and Basenese for re-election to the Board at this Annual Meeting were made without regard to such arrangements.

Audit and Risk Committee

As of the date hereof, the Audit Committee was comprised of G. Todd Silva (Chairperson), Louis J. Basenese, and Anthony DiGiandomenico. Each member of the Audit Committee is financially literate and our Board has determined that G. Todd Silva qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The role of the Audit Committee includes, but is not limited to, the following:

●	overseeing management’s preparation of our consolidated financial statements and management’s conduct of the accounting and financial reporting processes;
●	appointing, compensating, retaining, and overseeing the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
●	overseeing management’s maintenance of internal controls and procedures for financial reporting at least annually;
●	overseeing risks related to cybersecurity, including the security of corporate information and the steps management takes to monitor and control cybersecurity risks;
●	overseeing our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;
●	overseeing the independent registered public accounting firm’s qualifications and independence;
●	preparing the report required by the rules of the SEC to be included in our proxy statement; and
●	discharging such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable laws, rules or regulations.

The Audit Committee is authorized (without seeking Board approval) to retain or terminate special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to meet with any members of, or advisors to, the Audit Committee.

A copy of the charter of the Audit Committee is available on our website at www.clearsign.com (under “Investors – Governance – Governance Documents”).

Human Capital and Compensation Committee

As of the date hereof, the Compensation Committee was comprised of Louis J. Basenese (Chairperson), and G. Todd Silva. The role of the Compensation Committee is to:

●	review, approve, and recommend to the Board our compensation and benefits policies generally and the annual compensation (base salary, bonus and other benefits) for all of our executives, including our Chief Executive Officer;
●	administer the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Plan”), the 2013 Consultant Stock Plan and the ClearSign Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”); and
●	annually review and make recommendations to the Board with respect to the compensation of non-executive directors, including any incentive plan compensation.

A copy of the charter of the Compensation Committee is available on our website at www.clearsign.com (under “Investors – Governance – Governance Documents”).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys, and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant used to provide advice on compensation levels or assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Pursuant to the terms of the 2021 Plan, the Compensation Committee may delegate to one or more officers of the Company the authority to grant awards under the 2021 Plan to participants who are not insiders of the Company.

Nominating and Corporate Governance Committee

As of the date hereof, the Governance Committee was comprised of Anthony DiGiandomenico (Chairperson), Louis J. Basenese, and G. Todd Silva. The role of the Governance Committee is to:

●	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;
●	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;
●	establish criteria for prospective members of the Board, including the minimum qualifications for a nominee and the qualities and skills that it believes are necessary or desirable for a Board member to possess;
●	conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;
●	review planning for succession to the position of Chief Executive Officer and other senior management positions;
●	annually recommend to the Board persons to be nominated for election as directors;

●	annually recommend to the Board the members and leadership of all standing committees, as well as leadership of the Board and to fill vacancies as needed;
●	adopt or develop for Board consideration corporate governance principles and policies; and
●	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.clearsign.com (under “Investors – Governance – Governance Documents”).

Policy with Regard to Director Nominations

Stockholder proposals with regard to director nominations are reviewed by our Secretary for compliance with the requirements for such proposals, which are set forth in our Bylaws. Stockholder proposals that meet these requirements will be circulated to the chairperson of the Governance Committee, along with a summary of each such proposal from our Secretary. The Governance Committee is responsible for evaluating potential director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies, so long as the recommendation is submitted in accordance with our Bylaws and any other applicable requirements under the Exchange Act. A summary of the requirements for stockholder nominations is below under “Requirements for Advance Notification of Nominations and Stockholder Proposals.”

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds, ages and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should preferably have board experience with one or more companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in combustion, technology, air pollution control and air emission regulation, intellectual property, start-up companies, research and development, strategic planning, business development, upstream, midstream and downstream oil and gas, energy, finance, accounting and banking, as well as impact investing and environmental, social and governance investing, reporting and/or compliance.

In evaluating nominations to the Board, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role as a fiduciary to stockholders and with respect to corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out such fiduciary responsibilities. The Governance Committee took these specifications into account in formulating and re-nominating its present Board members. The current director nominees were recommended by the Governance Committee, which is comprised of independent directors.

Risk Oversight by the Board of Directors

It is the management’s responsibility to assess and manage the various risks we face. It is the Board’s responsibility to oversee management in this effort, in order to ensure that risks and uncertainties that may relate to our ongoing operations and to our plans for the future are considered and sought to be managed appropriately. In exercising its oversight, the Board has allocated some areas of focus to the Board Committees and has retained areas of focus for itself, as more fully described below.

Full Board. Risks and exposures focused on by the full Board include risk management as a whole as well as strategic, financial and execution risks including safety risks, risks associated with intellectual property, and other current matters that may present material risk to our operations, plans, prospects or reputation. Throughout the year, the

Chief Executive Officer discusses these risks with the Board during strategy reviews that focus on a particular function or aspect of our business.

Audit Committee. Risks and exposures focused on by the Audit Committee are those associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, cyber, the Foreign Corrupt Practices Act, financial policies, investment guidelines, and credit and liquidity matters.

Governance Committee. Risks and exposures focused on by the Governance Committee are those relating to corporate governance and management and director succession planning.

Compensation Committee. Risks and exposures focused on by the Compensation Committee are those associated with leadership assessment and compensation programs and arrangements, including incentive plans, to ensure that compensation incentives are aligned with our risk management objectives.

Board Leadership Structure

Pursuant to our Bylaws, the chairman of each Board and stockholder meeting is the Chairman of the Board (the “Chairman of the Board”). In the absence of a Chairman of the Board, or upon his/her inability or refusal to act as the chairman of a meeting, the Chief Executive Officer serves as the chairman of the meeting, or upon his/her inability or refusal to act as such, the President serves as chairman of the meeting. Additionally, pursuant to our lead independent director charter, in the absence of a Chairman of the Board, Chief Executive Officer and President, or upon their inability or refusal to act as chairman of a meeting, the lead independent director acts as chairman of a meeting. The lead independent director charter also provides that the lead independent director acts as chairman of any meeting of the independent and/or non-employee directors of the Board, as applicable. The Chairman of the Board and lead independent director seats are currently vacant.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a director on the Board or on the Compensation Committee.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our principal executive officer and principal financial and accounting officer and any persons performing similar functions, as well as to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that all of the foregoing people avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interests. The Code of Ethics is posted on our website at www.clearsign.com. We will promptly disclose any amendment to, or a waiver from, a provision of our Code of Ethics that applies to members of our Board and to our principal executive officer, principal financial and accounting officer, executive officers or persons performing similar functions, by posting the information on our website, www.clearsign.com.

Insider Trading Policy

We maintain an insider trading policy that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, which we believe is reasonably designed to promote compliance with insider trading laws, rules, regulations and any applicable listing standards. Our insider trading policy also prohibits all directors, officers and employees from engaging in any short sales of our securities, hold our securities in a margin account, or pledge our securities as collateral for a loan.

Clawback Policy

We have adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules (the “Clawback Policy”). Under the Clawback Policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive-based compensation from our executive officers representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. The Compensation Committee has discretion to make certain exceptions to the clawback requirements (when permitted by Nasdaq rules) and ultimately determine whether any adjustment will be made under the Clawback Policy.

Policies and Practices Related to the Grant of Certain Equity Awards

The Compensation Committee has adopted an option and stock appreciation rights policy that governs the timing of option and similar instrument awards made to our named executive officers and other employees pursuant to the 2021 Plan. The policy is designed to help ensure that the grant date for these equity awards generally occurs at a time when we are not expected to be in possession of material non-public information regarding our business and at a time when we are not expected to be imminently disclosing material non-public information that could result in changes to the trading price of our common stock. The policy provides that if any grant of options and/or similar instruments to any of our named executive officers is approved while we are in possession of material non-public information, then such grant shall be made effective no earlier than the first business day following the public disclosure of such material non-public information, subject to a limited exception relating to public disclosure relating to the grant of such awards themselves.

Equity award grants are generally made to the named executive officers on an annual basis based on the achievement of certain performance criteria during the prior fiscal year, subject to approval by the Compensation Committee, which historically has occurred at its regularly scheduled meeting in February. We have not timed the disclosure of material non-public information to affect the value of executive compensation. During the fiscal year ended December 31, 2025, we did not award any stock options, stock-appreciation rights or similar option-like instruments to our executive officers.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% stockholders were complied with, except for the following inadvertent delinquent report during the year ended December 31, 2025:

Brent Hinds inadvertently failed to timely disclose one transaction in a Form 4, which related to the vesting of certain performance-based restricted stock units on May 20, 2024, which were granted to Mr. Hinds on January 6, 2024, and the corresponding withholding shares relating to the tax liability of the vesting of such restricted stock units. This Form 4 was filed on February 21, 2025.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation for services rendered by our non-executive directors for the fiscal year ended December 31, 2025. The amounts represented in the “Restricted Stock Units” column reflects the grant date fair value of the restricted stock units computed in accordance with the Financial Accounting Standards Board Accounting Standard Codification 718, “Compensation-Stock Compensation” (“ASC 718”) and do not necessarily equate to the income that will ultimately be realized by the director for such awards.

		Fees				Nonqualified
		Earned	Restricted		Non-Equity	Deferred
		or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name		Cash	Units	Awards	Compensation	Earnings	Compensation	Total
Louis J. Basenese	(1)	$—	$45,074	$—	$—	$—	$—	$45,074
Anthony DiGiandomenico	(2)	—	—	—	—	—	—	—
G. Todd Silva	(3)	—	68,873	—	—	—	—	68,873
Judith S. Schrecker	(4)	—	77,248	—	—	—	—	77,248
Catharine de Lacy	(5)	—	55,872	—	—	—	—	55,872
David Maley	(6)	—	41,853	—	—	—	—	41,853
		$—	$288,920	$—	$—	$—	$—	$288,920

(1)	Mr. Basenese received 7,029 restricted stock units as compensation for his services during the fiscal year ended December 31, 2025, none of which have vested.
(2)	Mr. DiGiandomenico opted out from receiving any compensation for his services as a member of the Board during the fiscal year ended December 31, 2025.
(3)	Mr. Silva received 8,964 restricted stock units as compensation for his services during the fiscal year ended December 31, 2025. Since his appointment as a director and as of December 31, 2025, Mr. Silva has received an aggregate of 12,049 restricted stock units as compensation for his services, none of which have vested.
(4)	Ms. Schrecker received 9,883 restricted stock units as compensation for her services during the fiscal year ended December 31, 2025. Since her appointment as a director and as of August 4, 2025, Ms. Schrecker has received an aggregate of 43,198 restricted stock units as compensation for her services. Ms. Schrecker resigned from the Board effective August 4, 2025, at which time these restricted stock units vested.
(5)	Ms. de Lacy received 7,089 restricted stock units as compensation for her services during the fiscal year ended December 31, 2025. Since her appointment as a director and as of August 4, 2025, Ms. de Lacy has received an aggregate of 21,895 restricted stock units as compensation for her services. Ms. Schrecker resigned from the Board effective August 4, 2025, at which time these restricted stock units vested.
(6)	Mr. Maley received 4,640 restricted stock units as compensation for his services during the fiscal year ended December 31, 2025. Since his appointment as a director and as of July 25, 2025, Mr. Maley has received an aggregate of 10,544 restricted stock units as compensation for his services. Mr. Maley resigned from the Board effective July 25, 2025, at which time these restricted stock units vested.

Director Compensation Plan

In the fiscal year ended December 31, 2025, each non-employee director’s annual compensation was paid in restricted stock units, except for Mr. DiGiandomenico, who opted out from receiving any compensation during such period.

On December 22, 2025, the Board, upon recommendation of the Compensation Committee, approved an updated director compensation policy, effective as of January 1, 2026 (the “Director Compensation Policy”). The Director Compensation Policy provides for an annual cash compensation of $60,000 payable to non-employee directors in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred, with the amount pro-rated if a non-employee director started during a quarter. Additionally, each non-employee director may elect to receive all or a portion of his or her cash compensation in the form of restricted stock units, which restricted stock units’ fair market value will be based on the closing price of our common stock as reported on Nasdaq on the date of grant. Further, our non-employee directors will be eligible to receive non-statutory stock option grants with an aggregate fair market value of $40,000 annually. The stock option grants will be issued in quarterly installments, in arrears, on the last day of each fiscal quarter in which the service occurred. The restricted stock units and non-statutory stock options each non-employee director may receive under this Director Compensation Policy will be issued under our 2021 Plan as amended and/or restated from time to time.

Other than the 2021 Plan, the non-executive directors are not eligible to participate in our employee benefit plans, including the retirement plan.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

All of the director nominees are currently serving as directors at the Board and each of the nominees’ terms are expiring at the Annual Meeting. Since fewer nominees are named for director than the number fixed by the Company’s governing documents, the proxies cannot be voted for a greater number of persons than the number of nominees named. The Company’s stockholders are not being asked to vote separately on an amendment to the Company’s governing documents to reduce the size of the Board because the Company’s governing documents delegate the power to reduce the size of the Board solely to the Board and not to the Company’s stockholders.

The Board is currently comprised of four members, with one vacant directorship as of April 28, 2026. This directorship will remain vacant while the Board continues to consider candidates to fill the vacancy. The Board, upon the recommendation of the Governance Committee, has nominated our four incumbent directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, a nominee will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Colin James Deller Ph.D, Chief Executive Officer and Director

Dr. Deller joined us as our President in February 2019, transitioned to the office of Chief Executive Officer on April 1, 2019 and was appointed as a director on February 13, 2020. Dr. Deller began his career at Hamworthy Combustion while also completing his Ph.D. In 1996, Dr. Deller joined Callidus, where he was employed in Project Engineering and Sales, and over the course of ten years advanced to serve as Chief Combustion Engineer and Manager of Burner Order Execution before being promoted to oversee Callidus’ entire burner business. From 2010 until he left Callidus, following the acquisition of Callidus by Honeywell, Dr. Deller served as General Manager with full profit and loss accountability for the Honeywell UOP Callidus burner business worldwide. During that time, he led his team in developing new international markets, including developing a leading market position in China. From May 2018 until he joined the Company, Dr. Deller served as the interim Global Operations Director for the entire Honeywell International UOP Callidus business, which includes flares and thermal oxidizers in addition to burners. Dr. Deller has a Bachelor of Engineering in mechanical engineering from Portsmouth Polytechnic, U.K., a doctorate in flame chemistry from the University of Portsmouth, U.K., and an MBA from The University of London.

Louis J. Basenese, Director

Mr. Basenese became a director in May 2025. He brings over 25 years of experience with equity research and analysis, investment banking, strategic planning, thought leadership development and investor relations. Mr. Basenese has served as Executive Vice President – Market Strategy for Prairie Operating Co. (Nasdaq: PROP), a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil and natural gas resources in the United States, since January 2025. He has also served as CEO and Chief Strategist of The Basenese Group, LLC, a full service equity research, strategy and advisory firm, since February 2005. Mr. Basenese has also served on the board of directors of ENDRA Life Sciences, Inc. (Nasdaq: NDRA), a life sciences company that develops technologies to improve the capabilities of clinical diagnostic ultrasound, since March 2020, and the board of directors of The Roberto Clemente Health Clinic, a U.S.-based non-profit that provides affordable access to high quality health care and wellness programs in the Tola coastal communities of Nicaragua to more than 12,000 patients per year, since April 2021. Prior to his current roles, Mr. Basenese served as President and Chief Market Strategist of MDB Capital Holdings, LLC (Nasdaq: MDBH), a broker-dealer and financial advisory firm based in Dallas, Texas, since October 2022. Prior to that role, he was the co-founder and served as Chief Analyst for Disruptive Tech Research, an independent equity research and advisory firm, from June 2014 to June 2023. Prior to that, he served in various analyst, strategist and account executive roles at Wall Street Daily, an affiliate of Agora, Inc., The Oxford Club, another affiliate of Agora, Inc., Morgan Stanley, Inc. and Commonwealth Risk. Mr. Basenese holds an MBA from the Crummer Graduate School of Business at Rollins College and a BA in English from the University of Florida.

Anthony DiGiandomenico, Director

Mr. DiGiandomenico became a director in May 2025. He brings over 35 years of investment advisory experience enabling investment into early-stage disruptive technology companies and has worked alongside a wide range of companies in biotechnology, medical devices, high technology and renewable energy spaces. Mr. DiGiandomenico has been the Chief of Transactions and director of MDB Capital Holdings, LLC since inception on August 10, 2021. Mr. DiGiandomenico has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, from July 2013 until present, the board of directors of Provention Bio, Inc., a developer of multiple drug therapies, from January 2017 until May 2020 and the board of directors of Cue Biopharma, Inc., a company that develops novel biologic drugs for the selective modulation of the human immune system to treat a broad range of cancers and autoimmune disorders from January 2016 to October 2019. Since he co-founded MDB Capital Holdings, LLC (formerly known as MDB Capital Group, LLC) in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado.

G. Todd Silva, Director

Mr. Silva became a director in August 2024. Mr. Silva brings over 30 years of leadership and finance experience in industries spanning industrials, financial services, technology, media, health care and others. Mr. Silva is the Chief Financial Officer of Radiance Therapeutics, Inc., an ophthalmic medical device company. Prior to his current role, Mr. Silva served as the Chief Financial Officer of Point Pickup Technologies, Inc., a logistics platform service where he worked to consummate and integrate acquisitions, raise capital through various private transactions and assist with corporate governance tasks for their board of directors. Additionally, Mr. Silva was the founder and director of Silva Partnership & Co., a firm providing corporate advisory services to early-stage technology businesses. Prior to Silva Partnership & Co., Mr. Silva was the executive director of corporate advisory services at Las Olas Capital Partners, a registered investment advisor firm where he advised a variety of companies on mergers and acquisitions, capital raises, recapitalizations and the launch of special purpose vehicles to invest in corporate and real estate transactions. Mr. Silva spent the earlier part of his career as a founder, portfolio manager, and research analyst in the institutional investment management industry in New York. Mr. Silva holds an MBA from Columbia University and a BS in economics and finance from Lehigh University.

We believe that the finance and investment experience that Mr. Silva, Mr. DiGiandomenico and Mr. Basenese bring to our Board includes experience in analyzing the operations of businesses, and particularly smaller capitalized companies, to determine the likelihood of success. We believe that their experience, together with the expertise brought to our operations by Dr. Deller, will help us achieve our goals of proving commercial viability of our products, generating interest from end users and original equipment manufacturers and licensing our technology. For these reasons, we concluded that each of these individuals above should serve as a director.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve each nominee.  You may choose to vote “FOR,” “AGAINST,” or “ABSTAIN” separately for each nominee.

The Board unanimously recommends a vote “FOR” each of the nominees.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE APPOINTMENT

OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved the engagement of BPM CPA LLP (“BPM”) as our independent registered public accounting firm for our fiscal years ended December 31, 2025 and 2024, in which capacity BPM has served since July 2021 after our former independent registered public accounting firm, Gumbiner Savett Inc., combined with BPM. Stockholder approval of the selection of BPM as our independent registered public accounting firm is advisory only and is not required by our Bylaws or the DGCL. The Board seeks such approval as a matter of good corporate practice. Should the stockholders fail to approve the selection of BPM as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm in the future.

In making its recommendation to the Board that stockholders approve the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2026, on an advisory basis, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining its independence. The Audit Committee approved the audit fees and all other fees described below and believes such fees are compatible with the independence of BPM.

	2025	2024
Audit Fees	$244,456	$162,658

Audit Fees. “Audit Fees” are the aggregate fees of BPM attributable to professional services rendered in the fiscal years ended December 31, 2025 and 2024 for the audits of our annual consolidated financial statements, for reviews of condensed consolidated financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by BPM in connection with statutory and regulatory filings, such as registration statements and proxy filings for those fiscal years.

Pre-approval Policies and Procedures

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm subject to final approval by the Board. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service.

Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance subject to final approval by the Board.

BPM CPA LLP Representatives at Annual Meeting

We expect that representatives of BPM will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 2. You may choose to vote “FOR,” “AGAINST,” or “ABSTAIN.”

The Board unanimously recommends you vote “FOR” approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2026.

REPORT OF THE AUDIT AND RISK COMMITTEE

The following Report of the Audit and Risk Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The Audit and Risk Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025 with management;
●	discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit and Risk Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

In reliance on the review and discussions referred to above, the Audit and Risk Committee recommended to the Board that the consolidated financial statements audited by BPM CPA LLP for the fiscal year ended December 31, 2025 be included in its Annual Report on Form 10-K for such fiscal year.

Audit and Risk Committee of the Board

G. Todd Silva, Chairperson

Louis J. Basenese

Anthony DiGiandomenico

PROPOSAL 3 – APPROVAL OF THE AMENDED AND RESTATED CLEARSIGN TECHNOLOGIES CORPORATION 2021 EQUITY INCENTIVE PLAN

Overview

At the Annual Meeting, we will request that our stockholders approve an amendment and restatement to the 2021 Plan to (i) increase the number of shares reserved for issuance by 1,077,007 shares of common stock, for a total of 1,500,000 shares; (ii) amend the evergreen provision to provide that, beginning on January 1, 2027, the number of shares available under the 2021 Plan be increased annually on the first day of each fiscal year in an amount equal to either (x) 10% of the total number of shares of common stock issued and outstanding on the last day of the immediately preceding fiscal year, or (y) such number of shares determined by the administrator no later than the last day of the immediately preceding fiscal year, provided that the cumulative increase in the number of shares available for issuance under such provision shall not exceed 1,000,000 shares of common stock; and (iii) extend certain participant’s post-termination stock option exercise period to five (5) years, subject to certain limitations set forth in the A&R 2021 Plan.

Background

In June 2021, our stockholders approved our 2021 Plan, which included an initial reserve of 312,547 shares, including 338,137 shares underlying certain outstanding equity securities that were issued under our prior 2011 Plan, which was terminated and remains in effect only with respect to equity awards granted prior to its termination, and under which no new awards may be granted. As of April 13, 2026, under the 2021 Plan, we had approximately 302,568 shares of our common stock reserved for issuance under existing stock-based compensation awards and approximately 120,425 shares currently available for issuance (plus any shares that may in the future be returned to the 2021 Plan as a result of the cancellation, expiration or forfeiture of outstanding awards), which reflects the proportional adjustments made as a result of the 1-for-10 reverse stock split of our issued and outstanding shares of common stock on March 16, 2026 (the “reverse split”). As of April 13, 2026, the 302,568 shares subject to existing awards represented approximately 5.6% of our outstanding shares of common stock and approximately 3.7% of our fully diluted shares outstanding, which we have calculated as the sum of (i) total shares of common stock issued and outstanding, (ii) shares of common stock reserved for issuance under existing stock-based compensation awards, (iii) shares of common stock reserved for issuance under existing inducement option awards, and (iv) shares of common stock issuable upon exercise of certain outstanding warrants. The additional 1,077,007 shares under the A&R 2021 Plan that we are requesting represent 19.9% of our currently outstanding shares of common stock and 13.2% of our fully diluted shares. If approved, the total number of shares reserved under the A&R 2021 Plan would represent approximately 27.7% of our 5,409,133 outstanding shares of common stock as of April 13, 2026.

Historically, we have mostly issued equity awards in the form of restricted stock units and restricted shares of common stock to our employees and consultants, and more recently began issuing stock options to our non-employee directors. The value of these awards is denominated in dollars based on the price per share of our common stock on the grant date.

If our stockholders approve the requested increase in shares under the A&R 2021 Plan, we anticipate that the share pool – together with the proposed changes to the evergreen provision – will provide sufficient capacity to meet our business needs for the foreseeable future. We recognize the need to balance potential stockholder dilution with our ability to attract, motivate, reward and retain employees and non-employee directors who are critical to our business and long-term value creation. We believe the dilutive effect of our equity awards has been reasonable, and we actively manage our equity compensation practices. In addition, we may need to raise capital through convertible debt or equity offerings, which could result in additional dilution. In light of this, we believe that the requested increase of 1,077,007 shares represents a reasonable level of dilution on a fully diluted basis and will enable us to continue granting equity awards effectively. In addition, in order to further minimize the A&R 2021 Plan’s potential dilutive effect on our stockholders, we are proposing to extend the post-termination period in which certain participants are able to exercise stock options to five years, which is being extended to minimize any potential short-term downward pressure on the market price of our common stock post-termination of such participant, given that the current post-termination exercise period under the 2021 Plan is three months. Accordingly, the Board believes the proposed dilutive effects of the A&R 2021 Plan are appropriate and necessary to support our business objectives.

While the 2021 Plan includes an evergreen provision providing for annual increases in the number of shares available for issuance, the existing terms do not adequately account for the impact of the reverse split, which may significantly reduce the number of shares to be added in the subsequent fiscal years pursuant to the evergreen provision. At the time the 2021 Plan was adopted, we expected that the share pool, together with the evergreen provision, would support equity grants at historical levels. However, following the reverse split, which proportionally reduced both the share pool and the potential annual evergreen increases, we believe the current share reserve and evergreen structure are insufficient to support our equity compensation program and to remain competitive for talent.

We intend to continue to use the A&R 2021 Plan in a manner consistent with past practice: to grant equity awards to employees, officers, non-employee directors, consultants and advisors in order to incentivize and retain key contributors. The Board determined the requested increase in shares and the proposed changes to the evergreen provision based on (i) an assessment of our equity compensation needs, including maintaining equity awards to market-competitive levels, and (ii) the level of dilution that we believe is reasonable and likely acceptable to stockholders. We believe revising the evergreen provision as proposed is necessary to align the plan with our ongoing compensation needs and market practices.

Stockholder approval of the A&R 2021 Plan Proposal is required, which will provide for a sufficient number of shares under the A&R 2021 Plan to allow us to continue to attract and retain personnel. If the A&R 2021 Plan Proposal is not approved, the 2021 Plan will remain in effect but without the additional 1,077,007 shares available for issuance thereunder or the proposed modified evergreen provision, which may limit our ability to grant equity awards and could adversely affect our ability to retain employees and non-employee directors. In that case, we may need to rely more heavily on cash-based compensation, which would increase our cash expenditures and reduce alignment between management and stockholders to drive company-wide performance and create long-term stockholder value.

Our success depends on our ability to attract, retain and motivate key personnel. The additional shares available for issuance under the A&R 2021 Plan, including as a result of the revised evergreen provision, will support our ability to provide competitive equity compensation and to retain the talent necessary to execute our business strategy. We believe approval of the A&R 2021 Plan is important to our continued growth and success and in the best interests of the Company and its stockholders.

If the A&R 2021 Plan Proposal is approved, we intend to register the additional shares under the A&R 2021 Plan on a registration statement on Form S-8 as soon as practicable following stockholder approval.

Summary of the A&R 2021 Plan

A summary of the A&R 2021 Plan, which reflects the proposed changes discussed in this proposal, is set forth below, but the summary is qualified in its entirety by reference to the A&R 2021 Plan itself, which is attached as Annex A to this proxy statement.

Authorized Shares. Subject to the adjustment provisions of the A&R 2021 Plan, and the automatic increase described in the A&R 2021 Plan, the maximum aggregate number of shares of our common stock that may be issued under the A&R 2021 Plan is (i) 1,500,000 shares, plus shares of our common stock subject to issued and outstanding awards under the 2011 Plan that expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest, with the maximum number of shares to be added to the A&R 2021 Plan pursuant to this clause being 1,500,000 shares. Subject to the adjustment provisions of the A&R 2021 Plan, the number of shares of the Company’s common stock available for issuance under the A&R 2021 Plan will also include an annual increase on the first day of each fiscal year beginning on January 1, 2027, and ending on (and including) January 1, 2036, in an amount equal to either (x) 10% of the total number of shares of common stock issued and outstanding on the last day of the immediately preceding fiscal year, or (y) such number of shares determined by the administrator no later than the last day of the immediately preceding fiscal year, provided that the cumulative increase in the number of shares available for issuance under such provision shall not exceed 1,000,000 shares of common stock.

If an award granted under the A&R 2021 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program or, with respect to restricted stock, restricted stock units, performance units, or performance shares, is forfeited to, or repurchased by, us due to failure to vest, then the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the A&R 2021 Plan (unless the A&R 2021 Plan has terminated). With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the A&R 2021 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the A&R 2021 Plan (unless the A&R 2021 Plan has terminated). Shares that actually have been issued under the A&R 2021 Plan under any award will not be returned to the A&R 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares, or performance units are repurchased or forfeited to us due to failure to vest, such shares will become available for future grant under the A&R 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the A&R 2021 Plan. To the extent an award is paid out in cash rather than shares, the cash payment will not result in a reduction in the number of shares available for issuance under the A&R 2021 Plan.

Plan Administration. The Compensation Committee, or the Board, will administer the A&R 2021 Plan, which we refer to herein as the administrator. In addition, if we determine it is desirable to qualify transactions under the A&R 2021 Plan as exempt under Rule 16b-3, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the A&R 2021 Plan, the administrator has the power to administer the A&R 2021 Plan and make all determinations deemed necessary or advisable for administering the A&R 2021 Plan, including the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreement for use under the A&R 2021 Plan, determine the terms and conditions of awards (including the exercise price, the time or times when the awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the A&R 2021 Plan and awards granted under it, prescribe, amend, and rescind rules and regulations relating to the A&R 2021 Plan, including creating sub-plans, and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator may institute and determine the terms of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price or different terms), awards of a different type and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, determinations, and interpretations are final and binding on all participants.

Stock Options. Stock options may be granted under the A&R 2021 Plan in such amounts as the administrator will determine in accordance with the terms of the A&R 2021 Plan. The exercise price of options granted under the A&R 2021 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option will be stated in the award agreement, and in the case of an incentive stock option, may not exceed 10 years. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After a participant ceases to provide service as an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if the cessation of service is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for 5 years following the cessation of service for directors and named executive officers, while other participants will have an exercise period of 90 days following the cessation of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the A&R 2021 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights. Stock appreciation rights may be granted under the A&R 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights will expire upon the date determined by the administrator and set forth in the award agreement. After a participant ceases to provide service as an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if cessation of service is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for 5 years following the cessation of service for directors and named executive officers, while other participants will have an exercise period of 90 days following the cessation of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the A&R 2021 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash, shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock. Restricted stock may be granted under the A&R 2021 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator (if any). The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of the A&R 2021 Plan, will determine any terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. Restricted stock units may be granted under the A&R 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the A&R 2021 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria, and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares, or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

Performance Units and Performance Shares. Performance units and performance shares may be granted under the A&R 2021 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting provisions in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units will have an initial dollar value established by the administrator on or prior to the date of grant. Performance shares will have an initial value equal to the fair market value of our common stock on the date of grant. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof.

Eligible Participants. All of our employees, executive officers, directors, as well as certain consultants and service providers, are eligible to receive awards under the A&R 2021 Plan. However, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units may only be granted to Service Providers, and incentive stock options may only be granted to Employees, each as defined in the A&R 2021 Plan. We currently have 15 full-time employees, no part-time employees and three non-employee directors.

Non-Transferability of Awards. Unless the administrator provides otherwise, the A&R 2021 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments. In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the A&R 2021 Plan, the administrator will adjust the number and class of shares that may be delivered under the A&R 2021 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits set forth in the A&R 2021 Plan.

Dissolution or Liquidation. In the event of the Company’s proposed dissolution or liquidation, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. The A&R 2021 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a change in control (as defined in the A&R 2021 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices, (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control, (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control, (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment), or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion, or (v) any combination of the foregoing. The administrator will not be obligated to treat similarly all awards, all awards a participant holds, all awards of the same type, or all portions of awards.

In the event that the successor corporation does not assume or substitute for the award (or portions thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciations rights (or portions thereof) that is not assumed or substituted for, all restrictions on restricted stock, restricted stock units, performance shares, and performance units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any parent or subsidiary. Additionally, in the event an option or stock appreciation right (or portions thereof) is not assumed or substituted for in the event of a merger or change in control, the administrator will notify each participant in writing or electronically that the option or stock appreciation right (or its applicable portion), as applicable, will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion), as applicable, will terminate upon the expiration of such period.

With respect to awards granted to an outside director, in the event of a change in control, the outside director’s options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any parent or subsidiary.

Clawback. Awards will be subject to our clawback policy and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and any amounts paid under the award pursuant to the terms of the clawback policy or applicable laws.

No Repricing. Except in connection with certain corporate transaction involving the Company, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price or base value of such options or stock appreciation rights, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights that have an exercise price or base value that is less than the exercise price or base value of the original options or stock appreciation rights, or (iii) cancel outstanding options or stock appreciation rights that have an exercise price or base value greater than the fair market value of a share of common stock on the date of such cancellation in exchange for cash or other consideration.

Amendment; Termination. The administrator has the authority to amend, alter, suspend, or terminate the A&R 2021 Plan provided such action does not materially impair the existing rights of any participant. The A&R 2021 Plan automatically will terminate in 2036, unless terminated sooner.

New Plan Benefits Table

Set forth below is the “new plan benefits table,” which reflects the dollar value of equity awards to be granted under the A&R 2021 Plan in the future, to the extent we are able to determine such figures at this time. The granting of awards under the A&R 2021 Plan is discretionary, and we cannot determine the number or type of awards to be granted in the future to any particular person or group, except that under our Director Compensation Policy, we are obligated, subject to the terms thereof, to grant each of our non-employee directors annual equity awards, which are payable quarterly in equal installments, consisting of $40,000 in non-statutory stock options and $60,000 in restricted stock units or cash, subject to the non-employee election to receive such compensation as such, in each case based on the grant date fair value at the close of business on the applicable date of grant (see “Director Compensation – Director Compensation Plan” for more information). If our stockholders do not approve the A&R 2021 Plan, we will grant the equity awards to the non-employee directors under the currently existing 2021 Plan. The Compensation Committee has not made any grants of awards under the 2021 Plan that are conditioned upon stockholder approval of the A&R 2021 Plan.

	Number of Shares of		Number of Shares of	Grant Date Fair
	Common Stock	Grant Date Fair	Common Stock	Value of Restricted
	Underlying Option	Value of Option	Underlying Restricted	Stock Unit
Name and Position	Awards	Awards ($)	Stock Unit Awards	Awards ($)
Colin J. Deller, Chief Executive Officer and Director	—	—	—	—
Brent Hinds, Chief Financial Officer	—	—	—	—
Louis J. Basenese, Director	—	40,000	—	—
Anthony DiGiandomenico, Director	—	40,000	—	—
G. Todd Silva, Director	—	40,000	—	—
All current executive officers as a group	—	—	—	—
All current directors who are not executive officers as a group (1)	—	120,000	—	—
All employees, including all current officers who are not executive officers, as a group	—	—	—	—

(1) Represents the aggregate value for the annual non-statutory option awards to be granted in the fiscal year ending December 31, 2026 to each non-employee director under our Director Compensation Policy Policy (see “Director Compensation – Director Compensation Plan” above for more information). The number of shares of common stock underlying the non-statutory option awards will be determined based on the grant-date fair value of such awards as described above and the closing price of our common stock on the Nasdaq Capital Market on the applicable date of grant. Excludes (i) restricted stock unit awards, and the shares of common stock underlying such restricted stock units, that the non-employee directors may receive, as such may be elected to be received in cash by a non-employee director in accordance with our Director Compensation Policy, (ii) equity awards that the non-employee directors will be entitled to receive under our Director Compensation Policy for years following 2026, and (iii) any discretionary awards that any non-employee director may be awarded under the A&R 2021 Plan.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the A&R 2021 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Non-Statutory Stock Options. Options not designated or qualifying as incentive stock options will be non-statutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-statutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a non-statutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units. There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Units and Performance Shares. A participant generally will recognize no income upon the grant of a performance unit or performance share award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the A&R 2021 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax. A participant’s annual “net investment income”, as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the A&R 2021 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the A&R 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the A&R 2021 Plan.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 3. You may choose to vote “FOR,” “AGAINST,” or “ABSTAIN.”

The Board unanimously recommends you vote FOR the approval of the A&R 2021 Plan Proposal.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following is biographical information about our executive officers.

Colin James Deller, Ph.D., Chief Executive Officer

See Dr. Deller’s biography included in Proposal 1.

Brent Hinds, Chief Financial Officer

Mr. Hinds was appointed as our Vice President of Finance, Controller, Treasurer, principal financial officer, and principal accounting officer on October 18, 2021. Mr. Hinds was promoted to Chief Financial Officer effective August 8, 2023. Prior to joining the Company, from July 2014 to September 2021, Mr. Hinds was employed by Enovation Controls, Inc. (“Enovation Controls”). Enovation Controls is a stand-alone subsidiary of Helios Technologies (NASDAQ: HLIO), focused on global sales, manufacturing, and application engineering operations, working directly with original equipment manufacturers. Mr. Hinds successively held the positions of Assistant Controller, Controller and Vice President of Finance. In his capacity, Mr. Hinds was responsible for overseeing accounting and finance department activities to ensure accuracy and timely dissemination of reports, including income statement, balance sheet, and cash flow. Prior to joining Enovation Controls, Mr. Hinds worked for Stinnett & Associates, LLC, a professional advisory firm for public and private companies, where he established risk-based audit programs to determine the adequacy and effectiveness of internal control environments. Additionally, Mr. Hinds served as a compliance analyst at Baker Hughes Company. Mr. Hinds earned his Bachelor of Science in Accounting from Oklahoma State University and is a certified public accountant.

Executive Officers Compensation

The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2025 and 2024, in accordance with Item 402 of Regulation S-K.

Summary Compensation Table

					Restricted Stock		All Other
Name and Principal		Salary	Bonus		Awards (1)		Compensation (2)	Total
Position	Year	($)	($)		($)		($)	($)
Colin J. Deller	2025	350,000	157,280	(3)	—		40,061	547,341
Chief Executive Officer	2024	350,000	86,821	(4)	—		38,435	475,256
Brent Hinds	2025	220,000	31,812	(3)	24,000	(5)	35,975	311,787
Chief Financial Officer	2024	200,000	44,124	(4)	26,915	(5)	33,758	304,797

(1)	The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with ASC 718. For information on the valuation assumptions used in calculating these dollar amounts, see Notes 2 and 9 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts reflect our accounting expense for these awards and do not reflect the actual economic value that may be realized by the individuals upon vesting of such awards.
(2)	Relates to healthcare benefits and employer matching in a defined contribution retirement plan available to all employees.
(3)	Bonuses for the fiscal year ended December 31, 2025 were accrued during such period. These bonuses were approved by the Compensation Committee on February 26, 2026, and were paid in shares of common stock during the first quarter of 2026. Share amounts are calculated by dividing the fixed monetary accrual amount by the closing price of our stock on the day the Compensation Committee approves the bonus payout.
(4)	Bonuses for the fiscal year ended December 31, 2024 were accrued during such period. These bonuses were approved by the Compensation Committee on February 20, 2025, and were paid in shares of common stock during the first quarter of 2025. Share amounts are calculated by dividing the fixed monetary accrual amount by the closing price of our stock on the day the Compensation Committee approves the bonus payout.
(5)	Relates to time-based restricted stock awards from our 2021 Plan granted to Mr. Hinds in the fiscal years ended December 31, 2025 and 2024. These are expensed over the service period when the service conditions associated with the restricted stock award are satisfied in accordance with ASC 718.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards held by our named executive officers at December 31, 2025.

	Equity Incentive		Equity Incentive
	Plan Awards:		Plan Awards:				Equity Incentive
	Number of Securities		Number of Securities				Plan Awards:
	Underlying Unexercised		Underlying Unexercised				Number of Restricted
	Options		Unearned Options				Stock Units
	(#)		(#)		Option Exercise	Option Expiration	(#)
Name	Exercisable		Unexercisable		Price ($)	Date	Unvested
Colin J. Deller
	17,817	(1)	—		$9.40	2/14/30	—
	20,000	(1)	—		$22.50	1/28/29	—
	40,000	(1)	—		$11.60	1/28/29	—
	20,000	(2)	39,000	(2)	$33.70	2/11/31	—

Brent Hinds
	10,000	(1)	—		$18.30	10/18/31	5,318	(3)
	1,279	(1)	—		$14.40	1/6/32	—

(1)	As of December 31, 2025, these options have fully vested
(2)	Unearned options vest upon completion of performance milestones as outlined in the applicable option award agreement. The Compensation Committee regularly monitors performance milestones to determine option vesting eligibility.
(3)	Restricted stock units vest upon completion of time-based requirements.

Employment Contracts and Change-in-Control Arrangements

Employment Agreement with Colin James Deller

On January 28, 2019 (the “Effective Date”), the Company and Colin James Deller entered into an employment agreement pursuant to which the Company employed Dr. Deller as its President until April 1, 2019, at which time Dr. Deller became the Company’s Chief Executive Officer. Pursuant to the agreement, the Company pays Dr. Deller an annual salary of $350,000. As an inducement to accept employment with the Company, Dr. Deller was also granted an option to purchase 40,000 shares of the Company’s common stock at an exercise price of $11.60 per share and an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $22.50 per share. Each option has a term of 10 years and has vested as follows: one-third of the options vested on the Effective Date; one-third of the options vested on the first anniversary of the Effective Date; and one-third of the options vested on the second anniversary of the Effective Date. Dr. Deller is also eligible to participate in such healthcare and other benefit programs made available to employees of the Company. Dr. Deller was eligible for annual bonuses with a value of up to 60% of his annual salary during the year ended December 31, 2024, which percentage was subsequently modified by the Compensation Committee on November 13, 2024, to 80% of his annual base salary, effective as of January 1, 2025.

Dr. Deller and the Compensation Committee meet annually to establish (i) performance standards and goals (“Standards and Goals”) to be met by him and (ii) bonus targets based on the Standards and Goals that are achieved. Any bonuses will be paid at the Compensation Committee’s discretion in cash and/or via equity awards made under our 2021 Plan (as may be amended from time to time), or any successor plan thereto, of the type of equity award as authorized by the Compensation Committee, which may include options to purchase Company’s common stock to be valued using the Black-Scholes option valuation model, and/or common stock, restricted stock, restricted stock units, performance stock or performance stock units. If Dr. Deller is terminated without cause, if he resigns for any reason, dies, or becomes disabled, he is entitled to certain severance benefits. Dr. Deller may voluntarily resign for any reason by providing us with 30 days’ prior notice. If the Company terminates Dr. Deller without cause or he is terminated within 12 months of a change in control, then Dr. Deller will be entitled to severance benefits, including 12 months of his annual salary.

Offer Letter with Brent Hinds

Brent Hinds received an offer letter from the Company, dated as of September 30, 2021 and effective as of October 18, 2021 (the “Offer Letter”), setting forth the terms of his employment and compensation arrangement, which he accepted. Pursuant to the Offer Letter, Mr. Hinds is paid an annual base salary of $200,000 in addition to equity compensation and other benefits set forth in the Offer Letter. On November 13, 2024, the Compensation Committee approved a raise to Mr. Hinds’ annual base salary from $200,000 to $220,000, effective as of January 1, 2025. Mr. Hinds is eligible for annual bonuses with a value up to 40% of his annual salary, and comprised of long- and short-term incentive awards.

Mr. Hinds is also eligible to participate in such healthcare and other benefit programs made available to employees of the Company. His employment has no specified term and is on an at-will basis.

On August 8, 2023, we promoted Mr. Hinds to Chief Financial Officer of the Company. In connection with the promotion, the Company amended the Offer Letter to provide for severance payments in certain instances (the “Amendment”). Specifically, the Amendment provides for severance payments in an amount equal to one (1) year salary plus any accrued but unpaid salary, vacation, and bonus amounts upon termination of Mr. Hinds’ employment without “Cause” or upon a “Change in Control,” as such terms are defined in the Amendment. Additionally, if Mr. Hinds’ employment is terminated for Cause, he will not be eligible for any severance payments. No other changes were made to the Offer Letter.

Change of Control Arrangements

In addition to the change of control arrangements described above, all of the option awards and stock awards granted to the Company’s executive officers pursuant to our 2021 Plan include change-in-control arrangements whereby, in the event that a successor corporation does not assume or substitute the outstanding executive officers’ awards, any unvested award will be fully vested, including awards contingent on performance-based goals. Upon a change-in-control, these vested awards will be exercisable for a period of time determined by the administrator of the 2021 Plan, and any award that becomes fully vested as a result of a change-in-control will terminate upon expiration of such period.

Compensation Discussion

Overview

The Compensation Committee administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee reviews and approves, subject to applicable Board ratification, the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options, restricted stock units, or stock grants, all other employment, severance and change-in-control agreements and any other compensation applicable to executive officers. As discussed below, our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers.

At the end of or immediately following each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance during the year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation package for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer. The Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

Evaluation of Compensation Practices

In developing our director compensation program and as basis for establishing such compensation, the Compensation Committee gathers and reviews data from the National Association of Corporate Directors as well as for various publicly traded companies that the Compensation Committee believes to be similar to the Company in some respect, taking into consideration market capitalization, number of employees, amount of revenue, net cash used or generated in operations and the industries in which such companies operate. The goal is to attract qualified candidates and motivate director behavior by adequately compensating for the time, effort, and commitment required. Establishing a transparent process that includes industry standards and comparisons, while factoring in the unique circumstances of the Company, is critical. Compensation may be in the form of cash, options, restricted stock units, or stock with consideration given to the Company’s overall resources during any given period when making a determination regarding the appropriate mix of each component of director compensation.

Corporate Incentive Program

In order to enable us to attract, retain and reward our employees for their superior work, and to motivate such employees to achieve our specific corporate and individual objectives, the Compensation Committee provides incentives based upon or exceeding specified targets that are challenging but achievable.

At the beginning of each fiscal year, the Compensation Committee reviews and recommends to the Board the Corporate Incentive Plan (the “CIP”) and the performance target metric and internal milestones thereunder, which provides bonus awards to certain employees, including our named executive officers, subject to the review and approval by the Compensation Committee of the achieved metrics under the CIP. The CIP is broken into three target categories: company-based goals, employee-specific goals and time-based goals, except that only the company-based goals and time-based goals are currently applicable to our executive officers for purposes of calculating their bonuses. Bonuses are calculated based on the Compensation Committee’s determination of target achievement and applicable category apportionment percentages. The Compensation Committee may, from time to time, recommend changing target categories and apportionment percentages based on their annual review of the CIP.

Grants under the CIP are generally made in the form of equity, including common stock and restricted stock units.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

					Value of Initial
	Colin James Deller - PEO		Brent Hinds - Non-PEO NEO		Fixed $100
	Summary		Summary		Investment
	Compensation	Compensation	Compensation	Compensation	Based on Total
	Table Total for	Actually Paid	Table Total for	Actually Paid	Shareholder	Net Loss
Year	PEO(1)	to PEO(2)	PEO(1)	to PEO(3)	Return ("TSR")(4)	(thousands)(5)
2025	$547,341	$(732,436)	$311,787	$137,790	$103.75	$(5,496)
2024	$475,256	$675,923	$304,797	$314,123	$268.66	$(5,299)
2023	$527,309	$475,067	$305,417	$304,354	$207.09	$(5,194)

(1)	Represent the amounts of total compensation reported for our PEO and non-PEO NEO during each corresponding year in the “Total” column of the Summary Compensation Table above.
(2)	Represents the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

			For Awards Granted During the Year		For Awards Granted in Prior Years
					Add: Changes in	Add: Changes in
	Summary	Subtract:	Add: Fair Value	Add: Fair Value	Fair Value (Positive	Fair Value (Positive	Subtract: Fair Value
	Compensation	Accrued Bonus	of Equity Awards	of Equity Awards	or Negative) for	or Negative) for	for Equity Awards	Compensation
	Table Total	and Equity Awards	Granted and	Granted and	Equity Awards that	Equity Awards that	that Failed to Meet	Actually Paid
Year	for PEO	for PEO	Unvested	Vested	Remain Unvested	Vested	Vesting Criteria	to PEO
2025	$547,341	$(157,280)	$—	$86,821	$(344,721)	$(864,597)	$—	$(732,436)
2024	$475,256	$(86,821)	$—	$138,988	$128,700	$19,800	$—	$675,923
2023	$527,309	$(138,989)	$—	$86,747	$—	$—	$—	$475,067

(3)	Represents the amount of “compensation actually paid” to our Non-PEO NEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

			For Awards Granted During the Year		For Awards Granted in Prior Years
					Add: Changes in	Add: Changes in
	Summary	Subtract: Accrued	Add: Fair Value	Add: Fair Value	Fair Value (Positive	Fair Value (Positive	Subtract: Fair Value
	Compensation	Bonus and	of Equity Awards	of Equity Awards	or Negative) for	or Negative) for	for Equity Awards	Compensation
	Table Total	Equity Awards	Granted and	Granted and	Equity Awards that	Equity Awards that	that Failed to Meet	Actually Paid
Year	for Non-PEO	for Non-PEO	Unvested	Vested	Remain Unvested	Vested	Vesting Criteria	to Non-PEO
2025	$311,787	$(55,812)	$—	$44,124	$(46,994)	$(115,315)	$—	$137,790
2024	$304,797	$(71,039)	$23,999	$50,695	$6,684	$(1,013)	$—	$314,123
2023	$305,417	$(71,780)	$24,000	$46,717	$—	$—	$—	$304,354

(4)	TSR for each of the 2025, 2024 and 2023 fiscal years is cumulative, reflecting the value of a fixed $100 investment beginning with the market close on December 30, 2022, the last trading day before the beginning of our fiscal year ended December 31, 2023, through and including the end of the respective listed fiscal years. No dividends were paid in the 2025, 2024 or 2023 fiscal years.
(5)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEO during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

PROPOSAL 4 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are providing stockholders with an advisory vote on named executive officer compensation, as required by Section 14A of the Exchange Act and SEC Rule 14a-21 (the “Say-on-Pay Proposal”).

This Say-on-Pay Proposal vote is advisory, and, therefore, not binding on us, the Compensation Committee, or the Board. However, our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. To the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success. Please read the section titled “Executive Compensation and Related Information” and the accompanying compensation tables in this proxy statement for additional information about our executive compensation program, including information about the compensation of the named executive officers in the fiscal year ended December 31, 2025. The Compensation Committee reviews our executive compensation program annually to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This Proposal 4 gives our stockholders the opportunity to express their views on the compensation of the named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 4:

RESOLVED, that the stockholders of ClearSign Technologies Corporation approve, on an advisory basis, the compensation of the Company’s “named executive officers,” as such compensation is described in the tabular disclosure regarding such compensation under the caption “Executive Compensation and Related Information” and the accompanying narrative disclosure, set forth in the proxy statement for the 2026 annual meeting of stockholders.

Marking the proxy card “For” indicates approval of the foregoing resolution, while marking the proxy card “Against” indicates lack of support for the foregoing resolution and the compensation of our named executive officers. You may abstain by marking the “Abstain” box on the proxy card.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this non-binding, advisory Proposal 4. You may choose to vote “FOR,” “AGAINST,” or “ABSTAIN.”

The Board unanimously recommends you vote “FOR” the approval of the foregoing resolution approving the compensation paid to our named executive officers, on an advisory basis.

PROPOSAL 5 – APPROVAL OF THE ADJOURNMENT PROPOSAL

We are asking our stockholders to approve a proposal that will allow us to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve Proposal 3 or if we do not have a quorum at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of Proposal 3. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against Proposal 3, such that Proposal 3 would be defeated, we could adjourn the Annual Meeting without a vote on Proposal 3 and seek to convince the holders of those shares to change their votes to votes in favor of Proposal 3. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

If a quorum is not present at the Annual Meeting, Article II, Subsection 2.6 of our Bylaws also permits the chairman of the Annual Meeting to adjourn any meeting of stockholders, from time to time, whether or not there is a quorum.

In any event, the Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the above-referenced reasons.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 5. You may choose to vote “FOR,” “AGAINST,” or “ABSTAIN.”

The Board unanimously recommends you vote “FOR” the approval of the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

●	each of our directors;
●	each individual identified as a named executive officer in the section titled “Executive Compensation and Related Information;”
●	all of our current directors and executive officers as a group; and
●	each stockholder known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire ownership of on or before June 12, 2026, which is 60 days from the Record Date, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options, restricted stock units, and warrants that are exercisable on or before June 12, 2026 are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Applicable percentage of ownership is based on 5,409,133 shares of our common stock outstanding as of April 13, 2026.

	Amount of
	Beneficial
	Ownership		Percent
Name and Address of Beneficial Owner (1)	(2)		of Class
Directors and Officers:
Colin James Deller	129,284	(3)	2.4%
Brent Hinds	29,351	(4)	* %
Louis J. Basenese	5,024	(5)	* %
Anthony DiGiandomenico	111,718	(6)	2.1%
G. Todd Silva	7,024	(7)	* %
All Directors and Executive Officers as a Group (5 persons)	282,401		5.22%

5% Stockholders:
Otter Capital LLC	1,140,577	(8)	19.99%

*			Less than one percent

(1)	Except as set forth below, the address of each executive officer and director is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally assigned to the person holding voting power and/or investment power with respect to securities. With the exception of the securities beneficially owned by our officers and directors and their affiliates, the ownership of the shares of common stock listed above were determined using public records. These amounts are based upon information available to the Company as of the date of this filing.

(3)	Includes common stock holdings of 31,466 shares and options to purchase 97,817 shares of common stock that may be exercised within 60 days of April 13, 2026. Excludes options to purchase 39,000 shares of common stock, none of which is expected to vest within 60 days of April 13, 2026.
(4)	Includes common stock holdings of 18,072 shares and options to purchase 11,279 shares of common stock that may be exercised within 60 days of April 13, 2026. Excludes 7,319 shares of common stock issuable upon vesting of restricted stock units, none of which is expected to vest within 60 days of April 13, 2026.
(5)	Includes 2,000 shares of common stock and options to purchase 3,024 shares of common stock that may be exercised within 60 days of April 13, 2026. Excludes 7,029 shares of common stock issuable upon vesting of restricted stock units, none of which is expected to vest within 60 days of April 13, 2026.
(6)	Includes common stock holdings of 54,447 shares, 54,247 shares of common stock issuable upon the exercise of warrants and options to purchase 3,024 shares of common stock, in each case that may be exercised within 60 days of April 13, 2026.
(7)	Includes 4,000 shares of common stock and options to purchase 3,024 shares of common stock that may be exercised within 60 days of April 13, 2026. Excludes 15,489 shares of common stock issuable upon vesting of restricted stock units, none of which is expected to vest within 60 days of April 13, 2026.
(8)	Consists of (i) 843,477 shares of common stock, and (ii) 297,100 shares of common stock issuable upon the exercise of warrants held by Otter Capital LLC (the “Private Warrants”), which and are exercisable until June 16, 2029. The number of shares beneficially owned by Otter Capital LLC excludes (i) 366,231 shares of our common stock issuable upon the exercise of the Private Warrants because such Private Warrants include a beneficial ownership limitation of 19.99%, which provides that Otter Capital LLC will not have the right to exercise any portion of its Private Warrants if it, together with its affiliates, would beneficially own in excess of 19.99%, or 4.99% or 9.99% if subsequently elected by the holder in accordance and subject to the conditions of the Private Warrants, as applicable, of the number of shares of common stock outstanding immediately after giving effect to such exercise. The business address of Otter Capital LLC is PO Box 620067, Woodside, CA 94062.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2025, regarding the equity compensation plans approved by our stockholders and inducement option awards granted to certain employees at the time of their hiring pursuant to individual compensation arrangements that were granted without stockholder approval in accordance with Nasdaq Listing Rule 5635(c)(4). Our equity compensation plans include the 2021 Plan and the 2013 Consultant Plan, which are currently active, and the 2011 Plan, which is currently inactive but has awards outstanding thereunder (collectively, the “Equity Incentive Plans”). As of December 31, 2025, we had no awards outstanding under equity compensation plans that have not been approved by our stockholders, except for certain inducement option awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)(1)	(c)
Equity compensation plans approved by stockholders(2)(3)	290,715	(4)	$20.24	168,508	(5)
Equity compensation plan not approved by stockholders(6)	49,139	(7)	$15.27	—
Total	339,854		$19.39	168,508
(1)	The weighted average exercise price does not take into account outstanding restricted stock units, which have no exercise price.
(2)	The Board has adopted, and our stockholders approved, the 2021 Plan. The 2021 Plan provides that the number of shares issuable under the plan increase annually by an amount equal to the lesser of: (i) 10% of the aggregate number of shares of common stock issued in the prior fiscal year or (ii) such number of shares of common stock as determined by the administrator of the 2021 Plan no later than the last day of the immediately preceding fiscal year; provided, that, in no event will the total cumulative increase in the number of shares available for issuance under the 2021 Plan exceed 40,000 shares of common stock in any given year. Effective as of January 1, 2026, the number of shares available for issuance under the 2021 Plan automatically increased by 30,014 shares pursuant to this feature. This evergreen provision may be modified under the A&R 2021 Plan, as described in this proxy statement and as set forth in Annex A herein, subject to stockholder approval (see Proposal 3 for more information).
(3)	The Board has adopted, and our stockholders approved, the 2013 Consultant Plan. The 2013 Consultant Plan provides for quarterly increases in the available number of authorized shares equal to the lesser of 1% of any new shares issued by us during the quarter immediately prior to the adjustment date or such lesser amount as the Board and Compensation Committee shall determine.
(4)	Represents the number of shares of common stock underlying outstanding restricted stock units under the 2021 Plan, and the shares of common stock underlying the stock options under the 2011 Plan.
(5)	Consists of shares of common stock available for issuance under the Equity Incentive Plans.
(6)	We may from time-to-time issue additional inducement option awards to prospective employees as a material inducement to such prospective employee’s entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
(7)	Consists of (i) an inducement option to acquire 15,000 shares of common stock at an exercise price of $9.10 per share, (ii) an inducement option to acquire 14,139 shares of common stock at an exercise price of $11.60 per share, and (iii) an inducement option to acquire 20,000 shares of common stock at an exercise price of $22.50 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company and our stockholders, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2024 in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at the year-end for the last two completed fiscal years.

Stockholder Cooperation Agreements

On May 22, 2025, we entered into Cooperation Agreements, each dated May 22, 2025 (the “Effective Date”), between us and Anthony DiGiandomenico (collectively with his affiliates and associates, the “DiGiandomenico Parties”) (the “DiGiandomenico Cooperation Agreement”), and between us and Mr. Clarkson (collectively with his affiliates and associates, the “Clarkson Parties”) (the “Clarkson Cooperation Agreement,” and together with the DiGiandomenico Cooperation Agreement, the “Cooperation Agreements”).

Pursuant to the Cooperation Agreements, the Clarkson Parties, in connection with the Clarkson Cooperation Agreement, and the DiGiandomenico Parties, in connection with the DiGiandomenico Cooperation Agreement, each, among other things, (a) acknowledged the irrevocable withdrawal of letters they previously delivered to the Company purporting to notify the Company of intent to nominate a director for election to the Board at the 2025 annual meeting, and (b) agreed to irrevocably withdraw all outstanding materials and purported notices submitted to the Company, and cease all solicitation efforts and other activities, in connection with or related thereto. Further, in accordance with the Cooperation Agreements, the Board increased its size from five to seven directors, appointed Louis J. Basenese and Mr. DiGiandomenico (each, a “New Director” and together, the “New Directors”) to the Board, and nominated each New Director as a candidate for election to the Board at the 2025 annual meeting. The Board size has since been reduced to five directors following the resignation of certain directors during 2025.

From the Effective Date until the earlier of (x) the date immediately following the conclusion of this Annual Meeting and (y) the occurrence of a Change of Control transaction (as defined in the Cooperation Agreements) (together, such term lengths of the Cooperation Agreements, the “Term”), the Clarkson Parties and the DiGiandomenico Parties have agreed to vote all Voting Securities (as defined in the Cooperation Agreements) beneficially owned by them at all meetings of the Company’s stockholders, or to execute a consent with respect to such Voting Securities, in accordance with the Board’s recommendations on all proposals submitted to stockholders, except that the Clarkson Parties and the DiGiandomenico Parties may vote in their discretion on any proposal of the Company in respect of any Extraordinary Transaction (as defined in the Cooperation Agreements). The Clarkson Parties and the DiGiandomenico Parties have also agreed to certain customary standstill provisions during the Term, prohibiting them from, among other things, (i) soliciting proxies, (ii) communicating with stockholders of the Company pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, (iii) taking public actions to change or influence the Board, management or the direction of certain Company matters, and (iv) acquiring an aggregate beneficial ownership of more than 3.5% of the outstanding shares of the Company’s common stock or Voting Securities.

During the Term, the Company and the Clarkson Parties and the DiGiandomenico Parties, as applicable, have agreed that they will not disparage each other and that they will not threaten, initiate, encourage or pursue, alone or in concert with others, or knowingly assist any other person to threaten, initiate, encourage or pursue, any lawsuit, claim, or proceeding with respect to any claims against the Company or a Clarkson Party or DiGiandomenico Party, as applicable, except for any legal proceeding initiated solely to remedy a breach of or to enforce the Cooperation Agreements. The Clarkson Parties and the DiGiandomenico Parties have also granted the Company a general release from any claims arising on or prior to the date of the applicable Cooperation Agreement, subject to limited exceptions.

In connection with the entrance into the Cooperation Agreements, we agreed to pay, immediately following full payment of all fees and expenses incurred by the formerly existing special committee of the Board to its advisors, an amount not to exceed in the aggregate $20,000 to Mr. DiGiandomenico, and $2,000 to Mr. Clarkson, in each case in exchange for the general release and as reimbursement for reasonable, well-documented out-of-pocket fees and expenses incurred by Messrs. DiGiandomenico and Clarkson, in connection with the negotiation, execution and effectuation of the Cooperation Agreements and the transactions contemplated by the Cooperation Agreements.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the Nasdaq listing rules. On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s background, employment and affiliations with the Company and members of management, as well as significant holdings of our securities. This review considers all known relevant facts and circumstances in making an independence determination. The Board concluded its annual review of director independence in April 2026. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b) promulgated under the Exchange Act, with the exception of Colin James Deller.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2027 annual meeting of stockholders must be received by us no later than December 29, 2026, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals are reviewed by our Secretary for compliance with the requirements for such proposals, which are set forth in Rule 14a-8 of the Exchange Act. Stockholder proposals that meet these requirements will be summarized by our Secretary and circulated to the Board. Stockholder proposals should be addressed to our Secretary at 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an annual meeting of stockholders. Notice of a nomination or other proposal of business must be in proper written form and delivered to the Secretary of the Company by email at controller@clearsign.com or in writing, c/o Secretary, ClearSign Technologies Corporation, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2027 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on January 9, 2027 and no later than the close of business on February 8, 2027. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must comply with the requirements of Rule 14a-19(b). The requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the Bylaws as described in this section and shall not extend any deadline set forth under the Bylaws. Recommendations from stockholders that are received after the above deadlines and/or not in proper written form will not be considered for inclusion for the 2027 annual meeting of stockholders.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which includes certain financial information about us, is enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: our Secretary, ClearSign Technologies Corporation, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.clearsign.com, under the heading “Investors-Investor Information-SEC Filings”.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of our proxy materials, we will send a copy to you if you address your written request to, or call, Brent Hinds, Chief Financial Officer and Secretary, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, telephone number (918) 500-7312.

Annex A

AMENDED AND RESTATED

CLEARSIGN TECHNOLOGIES CORPORATION

2021 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:
●	to attract and retain the best available personnel for positions of substantial responsibility,
●	to provide additional incentive to Employees, Directors, and Consultants, and
●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares.

2.	Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of shares of Common Stock, including without limitation under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement between the Company and Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other official guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)“Common Stock” means the common stock of the Company.
(j)“Company” means ClearSign Technologies Corporation, a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l)“Director” means a member of the Board.
(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash; (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(q)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws.
(r)“Fiscal Year” means the fiscal year of the Company.

(s)“Incentive Stock Option” means an Option intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)“Inside Director” means a Director who is an Employee.
(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)“Option” means a stock option granted pursuant to the Plan.
(x)“Outside Director” means a Director who is not an Employee.
(y)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z)“Participant” means the holder of an outstanding Award.

(aa)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares, or other securities or a combination of the foregoing pursuant to Section 10.

(cc)“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)“Plan” means this ClearSign Technologies Corporation 2021 Equity Incentive Plan.

(ee)“Prior Plan” means the ClearSign Technologies Corporation 2011 Equity Incentive Plan, as amended.

(ff)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(gg)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)“Section 16(b)” means Section 16(b) of the Exchange Act.

(jj)“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time, or any state law equivalent.

(kk)“Securities Act” means the Securities Act of 1933, as amended.

(ll) “Service Provider” means an Employee, Director, or Consultant.

(mm)“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(nn)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(oo)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed is open for trading.

3.	Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan and the automatic increase set forth in Section 3(b), the maximum aggregate number of Shares that may be issued under the Plan is 1,500,000 Shares, plus any Shares subject to stock options or similar awards granted under the Prior Plan that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Prior Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to this sentence equal to 1,500,000 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Sections 3(b) and 3(c). The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Automatic Share Reserve Increase. Subject to the provisions of Section 13 of the Plan, the number of Shares available for issuance under the Plan will be increased annually on the first day of each Fiscal Year beginning with the 2027 Fiscal Year and ending on (and including) the 2036 Fiscal Year, in an amount equal to either: (i) 10% of the total number of shares of Common Stock issued and outstanding on the last day of the immediately preceding Fiscal Year; or (ii) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year; provided, however, that in no event shall the total cumulative increase in the number of Shares available for issuance pursuant to this Section 3(b) exceed 1,000,000 shares of Common Stock.
(c)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, the cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).
(d)Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.	Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:
(i)determine the Fair Market Value;
(ii)select the Service Providers to whom Awards may be granted hereunder;
(iii)determine the number of Shares to be covered by each Award granted hereunder;
(iv)approve forms of Award Agreement for use under the Plan;
(v)determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)institute and determine the terms and conditions of an Exchange Program;
(vii)prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws:
(viii)construe and interpret the terms of the Plan and Awards granted under the Plan;
(ix)modify or amend each Award (subject to Section 18(c) of the Plan), including without limitation the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;
(x)allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 14 of the Plan;
(xi)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;
(xiii)allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award; and

(xiv)make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(d)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(e)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(f)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (1) a notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status; provided, however, that the Option will remain exercisable for five (5) years following cessation of the Participant’s Service Provider status if such Participant is an Officer or Outside Director. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction or provide that there are no restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period), or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence (except, for the avoidance of doubt, periods of legally protected leave of absence pursuant to applicable law). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
13.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.
(b)Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portions thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portions thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right (or portions thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this subsection (c) to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this subsection (c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

(d)Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.
14.Tax.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents, or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check, or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld; or (v) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)Compliance with Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A.
15.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
16.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
17.Term of Plan. The Plan will become effective upon its approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws (the “Effective Date”), and will continue in effect for a term of ten (10) years from the date of such approval, unless terminated earlier under Section 18 of the Plan.
18.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator, at any time, may amend, alter, suspend, or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
19.Conditions upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
20.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law, or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification, or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
21.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return, or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 21 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
22.No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 13 above, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price or base value of such Options or Stock Appreciation Rights, (B) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights that have an exercise price or base value that is less than the exercise price or base value of the original Options or Stock Appreciation Rights, or (C) cancel outstanding Options or Stock Appreciation Rights that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V96982-P51553 Nominees: 4. The approval, on an advisory basis, of the compensation paid to our named executive officers. 2. The approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2026. 3. The approval of the amended and restated ClearSign Technologies Corporation 2021 Equity Incentive Plan, as more fully described in the accompanying proxy statement (the “A&R 2021 Plan”). 5. The approval of one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve the A&R 2021 Plan or in the absence of a quorum. 1. Election of Directors. 1a. Colin James Deller Ph.D 1b. Louis J. Basenese 1c. Anthony DiGiandomenico 1d. G. Todd Silva For Against Abstain ! ! ! ! ! ! CLEARSIGN TECHNOLOGIES CORPORATION The Board of Directors recommends a vote FOR each of the following Nominees and FOR Proposals 2, 3, 4 and 5: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CLEARSIGN TECHNOLOGIES CORPORATION 8023 E. 63RD PL., SUITE 101 TULSA, OK 74133 ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLIR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V96983-P51553 CLEARSIGN TECHNOLOGIES CORPORATION Annual Meeting of Stockholders June 8, 2026 1:00 p.m. Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Colin James Deller and Brent Hinds, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLEARSIGN TECHNOLOGIES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Central Time on June 8, 2026, at www.virtualshareholdermeeting.com/CLIR2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side